EXHIBIT 4-A-32




















                     THE CINCINNATI GAS & ELECTRIC COMPANY


                                      and


                              THE BANK OF NEW YORK
                                                 Trustee


                                ---------------


                      Thirty-fifth Supplemental Indenture



                                ---------------





                          Dated as of January 1, 1994

                     THE CINCINNATI GAS & ELECTRIC COMPANY
                      Thirty-fifth Supplemental Indenture
                          Dated as of January 1, 1994
                               ------------------
                               TABLE OF CONTENTS

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
   Form of Bonds of Series A Due 2024. . . . . . . . . . . . . .        4
   Form of Trustee's Certificate on Bonds, Series A Due 2024 . .        8
   Form of Bonds of Series B Due 2024. . . . . . . . . . . . . .        9
   Form of Trustee's Certificate on Bonds, Series B Due 2024 . .       13
   Form of Bonds of Series C Due 2024. . . . . . . . . . . . . .       14
   Form of Trustee's Certificate on Bonds, Series C Due 2024 . .       18

                                  ARTICLE ONE
                   BONDS OF SERIES DUE 2024 AND ISSUE THEREOF
SECTION 1. Series and Form of Bonds of Series Due 2024 . . . . .       19
SECTION 2. Issue of Bonds of Series Due 2024 . . . . . . . . . .       19
SECTION 3. Dates, Interest, etc., of Bonds of Series 2024. . . .       20
SECTION 4. Denominations and Exchangeability of Bonds of Series
           Due 2024. . . . . . . . . . . . . . . . . . . . . . .       21
SECTION 5. Redemption of Bonds of Series Due 2024 and
           Redemption Prices . . . . . . . . . . . . . . . . . .       21
SECTION 6. [This space left blank intentionally] . . . . . . . .       24
SECTION 7. Absence of Maintenance and Replacement Fund . . . . .       24
SECTION 8. Surrender of Bonds. . . . . . . . . . . . . . . . . .       24
SECTION 9. Notice of Redemption of Bonds of Series Due 2024. . .       25

                                  ARTICLE TWO
                            COVENANTS OF THE COMPANY
SECTION 1. Confirmation of Covenants by Company in First
           Mortgage. . . . . . . . . . . . . . . . . . . . . . .       26
SECTION 2. Covenants with Respect to Subsidiaries. . . . . . . .       26

                                 ARTICLE THREE
            AMENDMENT OF ARTICLE ONE, ARTICLE FIVE, ARTICLE ELEVEN,
             AND ARTICLE EIGHTEEN OF THE FIRST MORTGAGE AS AMENDED
SECTION 1. Amendment to Section 5 of Article One . . . . . . . .       28
SECTION 2. Reservation of Right to Amend Mortgage without
           consent of Certain Bondholders. . . . . . . . . . . .       28

                                  ARTICLE FOUR
                                 MISCELLANEOUS
SECTION 1. Thirty-fifth Supplemental Indenture to Form Part of First
           Mortgage. . . . . . . . . . . . . . . . . . . . . . .       29
SECTION 2. Definitions in First Mortgage Shall Apply to Thirty-fifth
           Supplemental Indenture. . . . . . . . . . . . . . . .       29
SECTION 3. Execution in Counterparts . . . . . . . . . . . . . .       30

     THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1994, between The Cincinnati Gas & Electric Company, a corporation of the State of Ohio (the Company), and The Bank of New York, a corporation of the State of New York (the Trustee), as Trustee.

     WHEREAS, the Company has executed and delivered to the Trustee a certain Indenture, dated as of August 1, 1936 (the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (the Bonds);

     WHEREAS, Article Two of the First Mortgage provides that the Bonds may be issued in series, and Article Eighteen of the First Mortgage as amended provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purpose of establishing the terms and provisions of any series of Bonds other than the initial series;

     WHEREAS, the Company and the Trustee have amended and supplemented the First Mortgage by means of thirty-four supplemental indentures (the First Mortgage as amended) under the Tenth, Eleventh, Twelfth, Thirteenth, Fifteenth, Eighteenth, Nineteenth, Twenty-fourth, Twenty-fifth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third and Thirty-fourth of which there are Bonds now outstanding;

     WHEREAS, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors at a duly called and held meeting, has approved the form, terms, and provisions of this Thirty-fifth Supplemental Indenture and authorized its execution for the purpose of creating under the First Mortgage as amended and this Thirty-fifth Supplemental Indenture three new series of First Mortgage Bonds designated as the First Mortgage Bonds, 5.45% Series A Due 2024 (the Bonds of Series A Due
2024), the First Mortgage Bonds, 5.45% Series B Due 2024 (the Bonds of Series B Due 2024), and the First Mortgage Bonds, 5-1/2% Series C Due 2024 (the Bonds of Series C Due 2024);

     WHEREAS, the Bonds of Series A Due 2024 are to be issued by the Company to the Ohio Water Development Authority (the Water Authority) to evidence and secure the obligation of the Company to repay the loan of the proceeds of the sale of the Water Bonds (as hereinafter defined) made by the Water Authority to the Company, pursuant to a certain Loan Agreement, dated as of January 1, 1994, between the Water Authority and the Company (the Water Agreement), to assist in the refunding of revenue bonds originally issued by the Water Authority to finance the Company's portion of the costs of certain waste water and solid waste facilities, which loan by the Water Authority is to be funded with proceeds derived from the sale by the Water Authority of State of Ohio Collateralized Water Development Revenue Refunding Bonds, 1994 Series A (The Cincinnati Gas & Electric Company Project) in the aggregate principal amount of $21,400,000 (the Water Bonds);

     WHEREAS, the Bonds of Series B Due 2024 are to be issued by the Company to the Ohio Air Quality Development Authority (the Air Authority) to evidence and secure the obligation of the Company to repay the loan of the proceeds of the sale of the Air Bonds (as hereinafter defined) made by the Air Authority to the Company, pursuant to a certain Loan Agreement, dated as of January 1, 1994, between the Air Authority and the Company (the Air Agreement), to assist in the refunding of revenue bonds originally issued by the Air Authority to finance the Company's portion of the costs of certain air quality facilities, which loan by the Air Authority is to be funded with proceeds derived from the sale by the Air Authority of State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 1994 Series B (The Cincinnati Gas & Electric Company Project) in the aggregate principal amount of $25,300,000 (the Air Bonds);

     WHEREAS, the Bonds of Series C Due 2024 are to be issued by the Company to the County of Boone, Kentucky (the County) to evidence and secure the obligation of the Company to repay the loan of the proceeds of the sale of the County Bonds (as hereinafter defined) made by the County to the Company, pursuant to a certain Loan Agreement, dated as of January 1, 1994, between the County and the Company (the County Agreement), to assist in the refunding of revenue bonds originally issued by the County to finance the Company's portion of the costs of certain pollution control facilities, which loan by the County is to be funded with proceeds derived from the sale by the County of its Collateralized Pollution Control Revenue Refunding Bonds, 1994 Series A (The Cincinnati Gas & Electric Company Project) in the aggregate principal amount of $48,000,000 (the County Bonds);

     WHEREAS, in this Thirty-fifth Supplemental Indenture, the Bonds of Series A Due 2024, the Bonds of Series B Due 2024 and the Bonds of Series C Due 2024 are referred to collectively as "the Bonds of Series Due 2024", the Air Authority, the Water Authority and the County are referred to individually as an "Issuer" and collectively as "the Issuers", the Air Bonds, the Water Bonds and the County Bonds are referred to collectively as "the Issuers' Bonds", and the Water Agreement, the Air Agreement and the County Agreement are referred to individually as a "Loan Agreement";

     WHEREAS, the bonds of each series of the Issuers' Bonds are to be issued under separate Trust Indentures, each dated as of January 1, 1994 (the Indentures for the Issuers' Bonds), between the respective Issuer and, in each case, The Bank of New York, as Trustee (the Trustee for the Issuers' Bonds), and the bonds of each series of the Bonds of Series Due 2024 are to be assigned and pledged by the respective Issuer as security for the payment of principal of and premium, if any, and interest on the bonds of a series of the Issuers' Bonds and are to be delivered by the Company on behalf of each Issuer directly to the Trustee for the Issuers' Bonds of such series; and

     WHEREAS, the Bonds of Series Due 2024 are to be substantially in the following forms, with appropriate omissions, insertions, and variations as in the First Mortgage as amended and in this Thirty-fifth Supplemental Indenture provided or permitted:

                     [FORM OF BOND OF SERIES A DUE 2024]

No. ............................           $ ...............................

                     THE CINCINNATI GAS & ELECTRIC COMPANY

                              FIRST MORTGAGE BOND
                            5.45% Series A Due 2024


                              Due January 1, 2024

     THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation of the State of Ohio (the Company), for value received hereby promises to pay to or registered assigns, on  January 1, 2024,
at the office or agency of the Company in the Borough of Manhattan, The City
of New York,                              Dollars in such coin or currency of
the United States of America as at the time of payment is legal tender for the payment of public and private debts, and, subject to certain exceptions provided in Section 3 of Article One of the Thirty-fifth Supplemental Indenture referred to below, to pay by check to the person in whose name this Bond is registered at the close of business on the record date for such payment, as defined in such Section 3, interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is June 15, 1994, or prior thereto, in which case from January 1, 1994, or unless the date hereof is between a record date and the interest payment date for such record date, in which case from such interest payment date), at the rate of 5.45% per annum in like coin or currency, payable at such office or agency semiannually on January 1 and July 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

     This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of August 1, 1936, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented as hereinafter stated, and is one of a series of such First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5.45% Series A Due 2024, of the Company (the Bonds of Series A Due 2024), the terms and provisions of which have been established by a Thirty-fifth Supplemental Indenture dated as of January 1, 1994, executed by the Company to The Bank of New York, as Trustee. Subsequent to the execution and delivery of the indenture of mortgage and deed of trust there have been executed and delivered thirty-five indentures supplemental thereto, including the Thirty-fifth Supplemental Indenture, supplementing and amending as therein set forth certain provisions thereof. The indenture of mortgage and deed of trust and the supplemental indentures collectively are sometimes called the Indenture.

     For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all of its future holders and owners, irrespective of whether or not any notation of such consent is made upon the Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal of, or interest on, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

     The Bonds of Series A Due 2024 have been issued by the Company to the Ohio Water Development Authority (the Water Authority) to evidence and secure the obligation of the Company to repay the loan (the Water Loan) of the proceeds of the sale of the Water Bonds (as hereinafter defined) made by the Water Authority to the Company to assist in the refunding of revenue bonds originally issued by the Water Authority to finance the Company's portion of the costs of certain waste water and solid waste facilities. The Water Loan is made pursuant to a certain Loan Agreement, dated as of January 1, 1994, between the Water Authority and the Company (the Water Agreement). To provide funds for the Water Loan, the Water Authority has issued $21,400,000 principal amount of State of Ohio Collateralized Water Development Revenue Refunding Bonds, 1994 Series A (The Cincinnati Gas & Electric Company Project) (the Water Bonds) under a Trust Indenture dated as of January 1, 1994 (the Water Bond Indenture), from the Water Authority to The Bank of New York, as Trustee (the Water Bond Trustee). The Bonds of Series A Due 2024 correspond in principal amount, interest rate, maturity, and redemption provisions with the Water Bonds and have been pledged and assigned by, and delivered on behalf of, the Water Authority to the Water Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the Water Bonds.

     In the event any Water Bond shall be surrendered to the Water Bond Trustee for cancellation pursuant to the Water Bond Indenture (except upon exchange for other Water Bonds), Bonds of Series A Due 2024 equivalent in principal amount to such Water Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by the Company or an agency of the Company and (if such agency is not the Trustee) written notice by the Company or such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or premium, if any, or interest on any Water Bond shall be paid or deemed to be paid, an equal amount of principal, or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of Series A Due 2024 equal to the aggregate principal amount of such Water Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by the Company or an agency of the Company and (if such agency is not the Trustee) written notice by the Company or such agency of such notation has been received by the Trustee or (ii) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to the Company or an agency of the Company for such notation and notification or to the Trustee for cancellation.

     In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of Series A Due 2024 in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     Bonds of Series A Due 2024 are subject to optional redemption by the Company prior to stated maturity as provided in Section 5A of Article One of the Thirty-fifth Supplemental Indenture.

     Bonds of Series A Due 2024 are subject to mandatory redemption by the Company prior to stated maturity as provided in Section 5B of Article One of the Thirty-fifth Supplemental Indenture.

     Bonds of Series A Due 2024 are subject to optional redemption by the Company prior to stated maturity as provided in Section 5C of Article One of the Thirty-fifth Supplemental Indenture.

     Any redemption of the Bonds of Series A Due 2024 shall be made after written notice to the registered owner of such Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of Series A Due 2024 and such consent is filed with the Trustee, and shall be made in the manner provided in Article One of the Thirty-fifth Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

     This Bond is nontransferable except as required to effect the assignment hereof to the Water Bond Trustee or any successor to such Trustee.

     Bonds of Series A Due 2024 are issuable as registered Bonds in the denominations of $5,000 and integral multiples thereof.

     No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant, or agreement contained in the Indenture, against any incorporator or any past, present, or future subscriber to capital stock, shareholder, officer, or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers, and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

     This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, The Cincinnati Gas & Electric Company has caused this Bond to be signed in its name by its President or a Vice-President, manually or in facsimile, and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, manually or in facsimile.

Dated

                                      THE CINCINNATI GAS & ELECTRIC COMPANY,

                                           By
                                                          Vice-President

Attest:
            Secretary



        [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS OF SERIES A DUE 2024]

     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                                     Trustee,

                                           By
                                                       Authorized Signatory.

                     [FORM OF BOND OF SERIES B DUE 2024]

No. ............................           $ ...............................

                     THE CINCINNATI GAS & ELECTRIC COMPANY

                              FIRST MORTGAGE BOND
                            5.45% Series B Due 2024


                              Due January 1, 2024

     THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation of the State of Ohio (the Company), for value received hereby promises to pay to or registered assigns, on  January 1, 2024,
at the office or agency of the Company in the Borough of Manhattan, The City
of New York,                              Dollars in such coin or currency of
the United States of America as at the time of payment is legal tender for the payment of public and private debts, and, subject to certain exceptions provided in Section 3 of Article One of the Thirty-fifth Supplemental Indenture referred to below, to pay by check to the person in whose name this Bond is registered at the close of business on the record date for such payment, as defined in such Section 3, interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is June 15, 1994, or prior thereto, in which case from January 1, 1994, or unless the date hereof is between a record date and the interest payment date for such record date, in which case from such interest payment date), at the rate of 5.45% per annum in like coin or currency, payable at such office or agency semiannually on January 1 and July 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

     This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of August 1, 1936, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented as hereinafter stated, and is one of a series of such First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5.45% Series B Due 2024, of the Company (the Bonds of Series B Due 2024), the terms and provisions of which have been established by a Thirty-fifth Supplemental Indenture dated as of January 1, 1994, executed by the Company to The Bank of New York, as Trustee. Subsequent to the execution and delivery of the indenture of mortgage and deed of trust there have been executed and delivered thirty-five indentures supplemental thereto, including the Thirty-fifth Supplemental Indenture, supplementing and amending as therein set forth certain provisions thereof. The indenture of mortgage and deed of trust and the supplemental indentures collectively are sometimes called the Indenture.

     For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all of its future holders and owners, irrespective of whether or not any notation of such consent is made upon the Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal of, or interest on, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

     The Bonds of Series B Due 2024 have been issued by the Company to the Ohio Air Quality Development Authority (the Air Authority) to evidence and secure the obligation of the Company to repay the loan (the Air Loan) of the proceeds of the sale of the Air Bonds (as hereinafter defined) made by the Air Authority to the Company to assist in the refunding of revenue bonds originally issued by the Air Authority to finance the Company's portion of the costs of certain air quality facilities. The Air Loan is made pursuant to a certain Loan Agreement, dated as of January 1, 1994, between the Air Authority and the Company (the Air Agreement). To provide funds for the Air Loan, the Air Authority has issued $25,300,000 principal amount of State of Ohio Collateralized

Air Quality Development Revenue Refunding Bonds, 1994 Series B (The Cincinnati Gas & Electric Company Project) (the Air Bonds) under a Trust Indenture dated as of January 1, 1994 (the Air Bond Indenture), from the Air Authority to The Bank of New York, as Trustee (the Air Bond Trustee). The Bonds of Series B Due 2024 correspond in principal amount, interest rate, maturity, and redemption provisions with the Air Bonds and have been pledged and assigned by, and delivered on behalf of, the Air Authority to the Air Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the Air Bonds.

     In the event any Air Bond shall be surrendered to the Air Bond Trustee for cancellation pursuant to the Air Bond Indenture (except upon exchange for other Air Bonds), Bonds of Series B Due 2024 equivalent in principal amount to such Air Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by the Company or an agency of the Company and (if such agency is not the Trustee) written notice by the Company or such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or premium, if any, or interest on any Air Bond shall be paid or deemed to be paid, an equal amount of principal, or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of Series B Due 2024 equal to the aggregate principal amount of such Air Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by the Company or an agency of the Company and (if such agency is not the Trustee) written notice by the Company or such agency of such notation has been received by the Trustee or (ii) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to the Company or an agency of the Company for such notation and notification or to the Trustee for cancellation.

     In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of Series B Due 2024 in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     Bonds of Series B Due 2024 are subject to optional redemption by the Company prior to stated maturity as provided in Section 5A of Article One of the Thirty-fifth Supplemental Indenture.

     Bonds of Series B Due 2024 are subject to mandatory redemption by the Company prior to stated maturity as provided in Section 5B of Article One of the Thirty-fifth Supplemental Indenture.

     Bonds of Series B Due 2024 are subject to optional redemption by the Company prior to stated maturity as provided in Section 5C of Article One of the Thirty-fifth Supplemental Indenture.

     Any redemption of the Bonds of Series B Due 2024 shall be made after written notice to the registered owner of such Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of Series B Due 2024 and such consent is filed with the Trustee, and shall be made in the manner provided in Article One of the Thirty-fifth Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

     This Bond is nontransferable except as required to effect the assignment hereof to the Air Bond Trustee or any successor to such Trustee.

     Bonds of Series B Due 2024 are issuable as registered Bonds in the denominations of $5,000 and integral multiples thereof.

     No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant, or agreement contained in the Indenture, against any incorporator or any past, present, or future subscriber to capital stock, shareholder, officer, or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers, and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

     This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, The Cincinnati Gas & Electric Company has caused this Bond to be signed in its name by its President or a Vice-President, manually or in facsimile, and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, manually or in facsimile.

Dated

                                      THE CINCINNATI GAS & ELECTRIC COMPANY,

                                           By
                                                          Vice-President

Attest:
          Secretary



      [FORM OF TRUSTEE'S  CERTIFICATE ON ALL BONDS OF SERIES B DUE 2024]

     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                                     Trustee,

                                           By
                                                       Authorized Signatory.

                     [FORM OF BOND OF SERIES C DUE 2024]

No. ............................           $ ...............................

                     THE CINCINNATI GAS & ELECTRIC COMPANY

                              FIRST MORTGAGE BOND
                            5-1/2% Series C Due 2024


                              Due January 1, 2024

     THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation of the State of Ohio (the Company), for value received hereby promises to pay to or registered assigns, on  January 1, 2024,
at the office or agency of the Company in the Borough of Manhattan, The City
of New York,                              Dollars in such coin or currency of
the United States of America as at the time of payment is legal tender for the payment of public and private debts, and, subject to certain exceptions provided in Section 3 of Article One of the Thirty-fifth Supplemental Indenture referred to below, to pay by check to the person in whose name this Bond is registered at the close of business on the record date for such payment, as defined in such Section 3, interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is June 15, 1994, or prior thereto, in which case from January 1, 1994, or unless the date hereof is between a record date and the interest payment date for such record date, in which case from such interest payment date), at the rate of 5-1/2% per annum in like coin or currency, payable at such office or agency semiannually on January 1 and July 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

     This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of August 1, 1936, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented as hereinafter stated, and is one of a series of such First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5-1/2% Series C Due 2024, of the Company (the Bonds of Series C Due 2024), the terms and provisions of which have been established by a Thirty-fifth Supplemental Indenture dated as of January 1, 1994, executed by the Company to The Bank of New York, as Trustee. Subsequent to the execution and delivery of the indenture of mortgage and deed of trust there have been executed and delivered thirty-five indentures supplemental thereto, including the Thirty-fifth Supplemental Indenture, supplementing and amending as therein set forth certain provisions thereof. The indenture of mortgage and deed of trust and the supplemental indentures collectively are sometimes called the Indenture.

     For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all of its future holders and owners, irrespective of whether or not any notation of such consent is made upon the Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal of, or interest on, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

     The Bonds of Series C Due 2024 have been issued by the Company to the County of Boone, Kentucky (the County) to evidence and secure the obligation of the Company to repay the loan (the County Loan) of the proceeds of the sale of the County Bonds (as hereinafter defined) made by the County to the Company to assist in the refunding of revenue bonds originally issued by the County to finance the Company's portion of the costs of certain pollution control facilities. The County Loan is made pursuant to a certain Loan Agreement, dated as of January 1, 1994, between the County and the Company (the County Agreement). To provide funds for the County Loan, the County has issued $48,000,000 principal amount of its Collateralized Pollution Control Revenue Refunding Bonds,

1994 Series A (The Cincinnati Gas & Electric Company Project) (the County Bonds) under a Trust Indenture dated as of January 1, 1994 (the County Bond Indenture), from the County to The Bank of New York, as Trustee (the County Bond Trustee). The Bonds of Series C Due 2024 correspond in principal amount, interest rate, maturity, and redemption provisions with the County Bonds and have been pledged and assigned by, and delivered on behalf of, the County to the County Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the County Bonds.

     In the event any County Bond shall be surrendered to the County Bond Trustee for cancellation pursuant to the County Bond Indenture (except upon exchange for other County Bonds), Bonds of Series C Due 2024 equivalent in principal amount to such County Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by the Company or an agency of the Company and (if such agency is not the Trustee) written notice by the Company or such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or premium, if any, or interest on any County Bond shall be paid or deemed to be paid, an equal amount of principal, or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of Series C Due 2024 equal to the aggregate principal amount of such County Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by the Company or an agency of the Company and (if such agency is not the Trustee) written notice by the Company or such agency of such notation has been received by the Trustee or (ii) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to the Company or an agency of the Company for such notation and notification or to the Trustee for cancellation.

     In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of Series C Due 2024 in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     Bonds of Series C Due 2024 are subject to optional redemption by the Company prior to stated maturity as provided in Section 5A of Article One of the Thirty-fifth Supplemental Indenture.

     Bonds of Series C Due 2024 are subject to mandatory redemption by the Company prior to stated maturity as provided in Section 5B of Article One of the Thirty-fifth Supplemental Indenture.

     Bonds of Series C Due 2024 are subject to optional redemption by the Company prior to stated maturity as provided in Section 5C of Article One of the Thirty-fifth Supplemental Indenture.

     Any redemption of the Bonds of Series C Due 2024 shall be made after written notice to the registered owner of such Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of Series C Due 2024 and such consent is filed with the Trustee, and shall be made in the manner provided in Article One of the Thirty-fifth Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

     This Bond is nontransferable except as required to effect the assignment hereof to the County Bond Trustee or any successor to such Trustee.

     Bonds of Series C Due 2024 are issuable as registered Bonds in the denominations of $5,000 and integral multiples thereof.

     No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant, or agreement contained in the Indenture, against any incorporator or any past, present, or future subscriber to capital stock, shareholder, officer, or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers, and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

     This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, The Cincinnati Gas & Electric Company has caused this Bond to be signed in its name by its President or a Vice-President, manually or in facsimile, and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, manually or in facsimile.

Dated

                                      THE CINCINNATI GAS & ELECTRIC COMPANY,

                                           By
                                                          Vice-President

Attest:
          Secretary



          [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS OF SERIES C DUE 2024]

     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                                     Trustee,

                                           By
                                                       Authorized Signatory.

     WHEREAS, all things necessary to make the Bonds of Series Due 2024 herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Thirty- fifth Supplemental Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;


              THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH

     In consideration of the premises and of the acceptance and purchase of the Bonds of Series Due 2024, the Company agrees with the Trustee as follows:


                                  ARTICLE ONE

                   BONDS OF SERIES DUE 2024 AND ISSUE THEREOF

     SECTION 1. There shall be three series of Bonds designated as set forth in the second paragraph of the respective form of Bond, each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of the Bonds of Series A Due 2024, the Bonds of Series B Due 2024 and the Bonds of Series Due C 2024 which may be outstanding under the First Mortgage as amended and this Thirty-fifth Supplemental Indenture shall be limited to $21,400,000, $25,300,000 and $48,000,000, respectively, except as provided in Section 9 of Article Two of the First Mortgage as amended.

     The Bonds of Series Due 2024 and the Trustee's certificate to be endorsed on all the Bonds of such series shall respectively be substantially as recited above, with such appropriate omissions, insertions, and variations as in the First Mortgage as amended and in this Thirty-fifth Supplemental Indenture permitted.

     SECTION 2. Upon the execution and delivery of this Thirty-fifth Supplemental Indenture and upon delivery to the Trustee of $94,700,000 aggregate principal amount of Bonds of Series Due 2024, executed by the Company, and upon compliance by the Company with the provisions of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Thirty-fifth Supplemental Indenture, authenticate and deliver the Bonds.

     SECTION 3. Bonds of Series Due 2024 shall be dated the date of their authentication, shall mature on the date set forth in the first paragraph of the respective form of Bond, shall bear interest at the rate set forth in the first paragraph of the respective form of Bond until paid or redeemed as hereinafter provided, payable by check semi-annually on each January 1 and July 1, and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in The City of New York. So long as there is no existing default in the payment of interest on the Bonds of Series Due 2024, all Bonds authenticated by the Trustee after the close of business on the record date (as hereinafter defined) for any interest payment date and prior to such interest payment date, shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the interest due on such interest payment date then any such Bond shall bear interest from the January 1 or July 1, as the case may be, next preceding the date of such Bond to which interest has been paid, unless such interest payment date is July 1, 1994, in which case from January 1, 1994. The person in whose name any Bond of Series Due 2024 is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Bonds of Series Due 2024 are registered on the record date fixed by the Company for the payment of such defaulted interest. The term "record date", as used in this Section 3 with respect to any interest payment date, shall mean December 15 for interest payable January 1 and shall mean June 15 for interest payable July 1.

     Notwithstanding the provision of the last sentence of Section 5 of Article Two of the First Mortgage as amended, the Company shall be required to register transfers of or exchange Bonds of Series Due 2024 at any time, except that the Company shall not be required to register the transfer of or exchange any such Bonds for a period of eleven business days next preceding any selection of Bonds of Series Due 2024 to be redeemed, or to register the transfer of or exchange any such Bonds selected, called or being called for redemption.

     SECTION 4. Bonds of Series Due 2024 shall be issued in the denominations of $5,000 and authorized multiples thereof. Subject to the provisions of the First Mortgage as amended, and as provided therein, any owner of a Bond of Series Due 2024 may, at his option, surrender the same for cancellation in exchange for other Bonds of the same series of other authorized denominations for a like aggregate principal amount.

     SECTION 5. The Bonds of Series Due 2024 may be redeemed as provided in this Section 5 and in the manner described in the First Mortgage as amended. Redemption of the bonds of one series of the Bonds of Series Due 2024 may occur without the redemption of the bonds of any other series of the Bonds of Series Due 2024, and any such redemption is neither contingent on, nor necessarily contemporaneous with, the redemption of the bonds of any other series of the Bonds of series Due 2024.

               A.  The bonds of each series of the Bonds of Series
     Due 2024 are separately subject to optional redemption at any time, in whole, at a price of 100% of the principal amount thereof, plus accrued interest to the redemption date, upon the occurrence of any one of the following events relating to the series of Issuers' Bonds in respect of which such Bonds of Series Due 2024 shall have been issued:

                    (1)  The related Project (as defined in the
               Indentures for the Issuers' Bonds) or a related Project Unit (as defined in the Water Agreement) or a related Station Unit (as defined in the Air Agreement or the County Agreement, as the case may be), as the case may be, shall have been damaged or destroyed to such an extent that (a) it cannot reasonably be expected to be restored, within a period of six consecutive months, to the condition thereof immediately preceding such damage or destruction or (b) the Company is reasonably expected to be prevented from carrying on its normal operations in connection therewith for a period of six consecutive months.

                    (2) Title to, or the temporary use of, all or a significant part of the related Project or a related Project Unit, or related Station Unit, as the case may be, shall have been taken under the exercise of the power of eminent domain
               (a) to such extent that it cannot reasonably be expected to be restored within a period of six consecutive months to a condition of usefulness comparable to that existing prior to the taking or (b) to such an extent that the Company is reasonably expected to be prevented from carrying on its normal operations in connection therewith for a period of six consecutive months.

                    (3)  As a result of any changes in the
               Constitution of the State, the Constitution of the United States of America or any state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after any contest thereof by an Issuer or the Company in good faith, the Loan Agreement applicable to such series of Issuers' Bonds shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in such Loan Agreement.

                    (4)  Unreasonable burdens or excessive
               liabilities shall have been imposed upon the related Issuer or the Company with respect to the related Project or a related Project Unit, or related Station Unit, as the case may be, or the operation thereof, including, without limitation, the imposition of federal, state or other ad valorem, property, income or other taxes other than ad valorem taxes at the rates presently levied upon privately owned property used for the same general purpose as the related Project or a related Project Unit, or related Station Unit, as the case may be.

                    (5) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the related Project or a related Project Unit, or related Station Unit, as the case may be, for the related Project Purposes (as defined in the Indentures for the Issuers' Bonds) occur or technological or other changes occur which the Company cannot reasonably overcome or control and which in the Company's reasonable judgment render the related Project or a related Project Unit, or related Station Unit, as the case may be, uneconomical or obsolete for the related Project Purposes.

                    (6) Any court or administrative body shall enter a judgment, order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations served by the related Project or a related Project Unit, or related Station Unit, as the case may be, to such extent that the Company is or will be prevented from carrying on its normal operations at the related Project or a related Project Unit, or related Station Unit, as the case may be, for a period of six consecutive months.

                    (7)  The termination by the Company of
               operations at a related Project Unit.

               B. Upon the occurrence of a Determination of Taxability, the bonds of each series of the Bonds of Series Due 2024 are separately subject to mandatory redemption by the respective Issuer at a redemption price equal to 100% of the outstanding principal amount of such bonds to be redeemed, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 180 days following the receipt by the Trustee of written notice of the occurrence of a Determination of Taxability.

              The bonds of each such series of the Bonds of Series Due 2024 will be redeemed either in whole or in part in such principal amount as is necessary in order that the interest payable on the Issuers' Bonds in respect of which such Bonds of Series Due 2024 shall have been issued remaining outstanding after such redemption, if any, would not, in the opinion of bond counsel, be includable in the gross income of any Holder (as defined in the Indentures for the Issuers' Bonds) thereof, other than a Holder of an Issuers' Bond who is a "substantial user" of the related Project or a "related person," as those terms are used in
     Section 147(a) of the Code (as defined in the Indentures for the Issuers' Bonds).

              Determination of Taxability means, with respect to the bonds of a series of the Issuers' Bonds, a final decision, ruling or technical advice by any federal judicial or administrative authority to the effect that, as a result of a failure by the Company to observe or perform any covenant, agreement or obligation on its part to be observed or performed under the Loan Agreement applicable to such series of Issuers' Bonds or the inaccuracy of any representation made by the Company in such Agreement, interest on the Issuers' Bonds of such series is or was includable in the gross income of the owner of that Bond for federal income tax purposes (other than an owner who is a "substantial user" of the related Project or a "related person" as those terms are used in Section 147(a) of the Code); provided that no decision by any court or decision, ruling or technical advice by any administrative authority shall be considered final (a) unless the owner involved in the proceeding or action giving rise to such decision, ruling or technical advice (i) gives the Company and the Trustee prompt notice of the commencement thereof, and
     (ii) offers the Company the opportunity to control the contest thereof, provided the Company shall have agreed to bear all expenses in connection therewith and to indemnify that owner against all liabilities in connection therewith, and (b) until the expiration of all periods for judicial review or appeal. A Determination of Taxability will not result from the inclusion of interest on any Issuers' Bond in the computation of the alternative minimum tax imposed by Section 55 of the Code, the environmental tax imposed by Section 59A of the Code, the branch profits tax on foreign corporations imposed by Section 884 of the Code or the tax imposed on net excess passive income on certain S corporations under Section 1366 of the Code.

               C. On or after January 1, 2004, the bonds of each series of the Bonds of Series Due 2024 are also separately subject to optional redemption prior to stated maturity in whole or in part at any time at redemption prices equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the redemption date:

     Redemption Period (Dates Inclusive)                   Redemption Price
     -----------------------------------                   ----------------
     January 1, 2004 through December 31, 2004 . . . . .         102%
     January 1, 2005 through December 31, 2005 . . . . .         101%
     January 1, 2006 and thereafter  . . . . . . . . . .         100%


     SECTION 6.  [This space left blank intentionally]

     SECTION 7. The covenant to provide a Maintenance and Replacement Fund contained in the provisions of Section 5 of Article Eight of the First Mortgage as amended shall not apply in respect of the Bonds of Series Due 2024.

     SECTION 8. In the event any Issuers' Bonds shall be purchased by the Company and surrendered by the Company to the Trustee for the Issuers' Bonds for cancellation or shall be otherwise surrendered to the Trustee for the Issuers' Bonds for cancellation pursuant to the Indentures for the Issuers' Bonds (except upon exchange for other Issuers' Bonds), Bonds of Series Due 2024 of the series issued in respect of such Issuers' Bonds equivalent in principal amount to the Issuers' Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Bonds of Series Due 2024 shall be noted by the Company or an agency of the Company on the schedule of payments on such Bonds of Series Due 2024 and (if such agency is not the Trustee) written notice by the Company or such agency of such notation shall have been received by the Trustee or (b) such Bonds of Series Due 2024 shall have been surrendered to and cancelled by the Trustee as provided in the third paragraph of this
Section 8.

     In the event and to the extent the principal of or premium, if any, or interest on any Issuers' Bonds shall be paid out of funds held by the Trustee for the Issuers' Bonds or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal, or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of Series Due 2024 of the series issued in respect of such Issuers' Bonds equal to the aggregate principal amount of such Issuers' Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such Bonds of Series Due 2024, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by the Company or an agency of the Company on the schedule of payments on such Bonds of Series Due 2024 and (if such agency is not the Trustee) written notice by the Company or such agency of such notation shall have been received by the Trustee or (b) such Bonds of Series Due 2024 shall have been surrendered to and cancelled by the Trustee as provided in the third paragraph of this Section 8.

     When payment of any principal amount of a Bond of Series Due 2024 is made as provided in the first two paragraphs of this Section 8, the registered owner thereof shall surrender it to the Company or an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such

Section. All Bonds of Series Due 2024 deemed to have been paid in full as provided in the first two paragraphs of this Section 8, shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same. In the event that part of a Bond of Series Due 2024 shall be deemed to have been paid as provided in the first two paragraphs of this Section 8, the registered owner may at its option surrender such Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds of Series Due 2024 of the same series in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond.

     SECTION 9. The optional redemption provided in Sections 5A and 5C of Article One of this Thirty-fifth Supplemental Indenture shall be made upon receipt by the Trustee of an Officer's certificate to the effect that (a) the Company has given notice in respect of a series of the Issuers' Bonds to the Trustee for the Issuers' Bonds that the Company is exercising its option to prepay the loan in full or in part as provided in Section 6.1 or in full as provided in Section 6.2 of the Loan Agreement applicable to such series of Issuers' Bonds and (b) an equivalent principal amount of Bonds of Series Due 2024 of the series issued in respect of such series of Issuers' Bonds are concurrently called for redemption. Such Officer's certificate shall specify the principal amount of such Bonds of Series Due 2024 to be redeemed, shall have attached to it a copy of said notice to the Trustee for the Issuers' Bonds, and shall specify the redemption date of such Bonds of Series Due 2024 (which redemption date shall be not less than 45 days after the date of mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Issuers' Bonds being concurrently redeemed).

     The mandatory redemption provided in Section 5B of Article One of this Thirty-fifth Supplemental Indenture shall be made upon receipt by the Trustee of an Officer's certificate to the effect that (a) the Company has given notice to the Trustee for the Issuers' Bonds that the Company is paying the loan in full, or in part, as provided in Section 6.3 of the Loan Agreement applicable to such series of Issuers' Bonds and (b) an equivalent principal amount of Bonds of Series Due 2024 of the series issued in respect of such series of Issuers' Bonds are being concurrently called for redemption. Said notice to the Trustee for the Issuers' Bonds shall be attached to such Officer's certificate, which certificate shall specify the redemption date of such Bonds of Series Due 2024 (which redemption date shall be not less than 45 days after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Issuers' Bonds being concurrently redeemed).


                                  ARTICLE TWO

                           COVENANTS OF THE COMPANY

     SECTION 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed, except the covenant contained in Section 5 of Article Eight.

     SECTION 2. So long as any Bonds of Series Due 2024 shall be outstanding the Company (a) will not sell or otherwise dispose of any equity securities owned by it of The Union Light, Heat and Power Company, a Kentucky corporation (the Subsidiary) otherwise than to the Subsidiary or otherwise than as part of a merger or consolidation of the Subsidiary into or with the Company or the liquidation of the Subsidiary, unless all the equity securities owned by the Company of the Subsidiary shall be sold or otherwise disposed of and the proceeds of such sale or other disposition deposited with the Trustee hereunder to be held and disposed of as provided in Section 5 of Article Eleven of the First Mortgage as amended, and (b) will not permit the Subsidiary to sell, otherwise than to the Company, any equity securities issued by the Subsidiary; provided that nothing in this clause (b) shall prevent the Subsidiary, in connection with the sale of equity securities to the Company, from selling equity securities to others than the Company to the extent necessary to satisfy the preemptive rights of minority stockholders under applicable law.

     So long as any Bonds of Series Due 2024 shall be outstanding, the Company (a) will not sell or otherwise dispose of any securities, other than equity securities, owned by it of the Subsidiary otherwise than to the Subsidiary or otherwise than as part of the merger or consolidation of the Subsidiary into or with the Company; or (b) so long as any equity securities of the Subsidiary shall be owned by the Company, will not permit the Subsidiary to issue or sell, otherwise than to the Company, any securities, other than equity securities, issued by the Subsidiary if, in either case, after giving effect to such sale or other disposition, the outstanding securities, other than equity securities, of the Subsidiary will be in excess of 75% of the plant account of the Subsidiary as shown by its books as of the end of the calendar month next preceding such sale or other disposition after deducting from such plant account the amount of the reserves for depreciation and amortization applicable thereto shown by the books of the Subsidiary and any other reserves shown by its books which are applicable to such plant account or any part thereof.

     The term "equity securities", as used in this Section, shall mean any securities other than bonds, notes, or other evidences of indebtedness bearing interest at a fixed rate and payable on demand or having a fixed maturity date.


                                ARTICLE THREE

          AMENDMENT OF ARTICLE ONE, ARTICLE FIVE, ARTICLE ELEVEN, AND
               ARTICLE EIGHTEEN OF THE FIRST MORTGAGE AS AMENDED

     SECTION 1. The Bonds of Series Due 2024 are hereby excluded from subdivision (7) of Section 5 of Article One of the First Mortgage as heretofore and hereby amended or supplemented.

     SECTION 2. The Company reserves the right, without any consent or other action by holders of Bonds of Series Due 2024 or of any subsequently created series, to amend at any time the First Mortgage, as heretofore and hereby amended or supplemented, as follows:


              (1) by inserting after the words "or other similar property," in subdivision (1) of Section 2 of Article Eleven thereof the following:

                         "or any nuclear fuel materials, assemblies or components,"

              (2) at any time after all Bonds of any Series created prior to 1986 are no longer outstanding under the First Mortgage

                         (a)  by substituting for the words "in a
               principal amount not exceeding sixty per centum (60%) of" in
               Section 3 of Article Five thereof the following:

                         "in a principal amount not exceeding sixty-six and two-thirds per centum (66 2/3%) of"

                         (b)  by substituting for the words "with the
               consent of holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding;" in Section 2 of Article Eighteen thereof the following:

                         "with the consent of holders of sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of the Bonds at the time outstanding;"

                         (c)  by substituting for the third paragraph of
               Section 2 of Article Eighteen thereof the following:

                              "Whenever, at any time after the
                          completion of publication of said notice, the Company shall deliver to the Trustee an instrument or instruments executed by holders of at least sixty-six and two-thirds per centum
                          (66 2/3%) in aggregate principal amount of the Bonds affected, outstanding at the time of such delivery, consenting to the substance of the proposed modification or amendment, thereupon the Trustee shall execute such supplemental indenture in substantially the form of the copy thereof on file with the Trustee, and no holder of any Bond shall have any right or interest to object to the execution of said supplemental indenture or to object to any of the terms or provisions therein contained, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof, provided that, in lieu of an instrument or instruments executed by holders of Bonds, the consent of the holders of any series of Bonds to any such proposed modification or amendment may be set forth in and evidenced by the supplemental indenture establishing the terms and provisions of such series."

                              ARTICLE FOUR
                             MISCELLANEOUS

     SECTION 1. The provisions of this Thirty-fifth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions hereof modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of Bonds of Series Due 2024. From and after such initial issue of Bonds of Series Due 2024, this Thirty-fifth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions hereof shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if they had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Thirty-fifth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms, and provisions of the First Mortgage as amended shall be applicable with respect to the Bonds of Series Due 2024, except in so far as such covenants, conditions, terms, and provisions are limited and applicable only to the Bonds of another or other series, and all the covenants, conditions, terms, and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Thirty-fifth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Thirty-fifth Supplemental Indenture and in the Bonds of Series Due 2024 (save only the Trustee's certificate upon such Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

     SECTION 2. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Thirty-fifth Supplemental Indenture shall, respectively, have the meanings set forth in such Article.

     No Bonds of Series Due 2024 shall be deemed to be outstanding within the meaning of the phrase "so long as any Bonds of Series Due 2024 shall be outstanding" as used in this Thirty-fifth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2024 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been duly given or provision, satisfactory to the Trustee, for the giving of such notice shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2024 after such deposit of the redemption price of the Bonds of Series Due 2024 then outstanding.

     SECTION 3. This Thirty-fifth Supplemental Indenture may be executed in several counterparts and each counterpart shall be an original instrument.

     IN WITNESS WHEREOF, THE CINCINNATI GAS & ELECTRIC COMPANY has caused this instrument to be signed on its behalf by one of its Vice-Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Treasurer, as of the day and year first above written.


                                 THE CINCINNATI GAS & ELECTRIC COMPANY,

                                 By         /S/ C. R. Everman
                                    -----------------------------------
                                               Vice-President.
                                                                 (Seal)

Attest:   /S/ D. R. Blum
       ---------------------
            Secretary.

Signed and acknowledged in our presence on behalf of The Cincinnati Gas & Electric Company

    /S/ B. C. Arnett
- ---------------------------
      B. C. Arnett

    /S/ Mark E. Chastain
- ---------------------------
      Mark E. Chastain

                                 THE BANK OF NEW YORK,

                                 By       /S/ W. T. Cunningham
                                    -----------------------------------
                                               Vice President.
                                                                (Seal)
Attest:  /S/ L. Firrincieli
        --------------------
         Assistant Treasurer.

Signed and acknowledged in our presence on behalf of The Bank of New York

       /S/ L. Mullen
- ---------------------------
         L. Mullen

      /S/ A. Mazur
- ---------------------------
        A. Mazur

     STATE OF OHIO         )  ss.:
COUNTY OF HAMILTON    )



   On this 10th day of January 1994, C. ROBERT EVERMAN and DONALD R. BLUM, came before me and acknowledged that they signed and sealed this instrument as Vice-President and Secretary, respectively, of THE CINCINNATI GAS & ELECTRIC COMPANY and that the same were free acts; and such Vice-President, being duly sworn, said that he resides in Kenton County, Kentucky that he is a Vice-President of the corporation, that the seal affixed hereto is its corporate seal, that it was affixed by order of its Board of Directors, and that he signed his name thereto by like order.

   IN WITNESS WHEREOF I have signed my name and affixed my official seal.

     (Seal)

                               /S/ Steven A. Niederbaumer
                              ---------------------------
                              STEVEN A. NIEDERBAUMER
                              Notary Public, State of Ohio
                              My Commission Expires Oct. 26, 1994

STATE OF NEW YORK     )   ss.:
COUNTY OF NEW YORK    )


   On this 11th day of January 1994, W. T. CUNNINGHAM and LUCILLE FIRRINCIELI, came before me and acknowledged that they signed and sealed this instrument as VICE PRESIDENT and ASSISTANT TREASURER, respectively, of THE BANK OF NEW YORK, and that the same were free acts; and such Vice President being duly sworn, said that he resides in DENVILLE, NEW JERSEY, that he is a VICE PRESIDENT of THE BANK OF NEW YORK, that the seal affixed hereto is its corporate seal, that it was affixed by authority of its Board of Directors, and that he signed his name thereto by like authority.

   IN WITNESS WHEREOF I have signed my name and affixed my official seal.

     (Seal)


                                        /S/ Marion Papadogonas
                                      ---------------------------

  Marion Papadogonas
  Notary Public, State of New York
  No. 31-4842989
  Qualified in New York County
  Commission Expires May 31, 1995



       This instrument was prepared by   /S/ James J. Mayer
                                       --------------------------
                                        James J. Mayer, Esq.
                                        P.O. Box 960
                                        Cincinnati, Ohio 45201